CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Government Income Fund, John Hancock High Yield Bond Fund and John Hancock Intermediate Government Fund (formerly, John Hancock Intermediate Maturity Government Fund (the three funds comprising the John Hancock Bond Trust) in the John Hancock Income Funds Prospectus and "Independent Auditors" in the John Hancock Government Income Fund Class A, Class B and Class C Shares Statement of Additional Information, the John Hancock High Yield Bond Fund Class A, Class B and Class C Shares Statement of Additional Information and the John Hancock Intermediate Government Fund Class A, Class B and Class C Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 44 to Registration Statement (Form N-1A, No. 2-66906) of our reports dated July 10, 1998 on the financial statements and financial highlights of John Hancock Government Income Fund, John Hancock High Yield Bond Fund and John Hancock Intermediate Maturity Government Fund.



                                                     /s/ERNST & YOUNG LLP
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                                                     ERNST & YOUNG LLP
Boston, Massachusetts
March 24, 1999